Exhibit 10.2

PREFERRED STOCK EXCHANGE AGREEMENT

THIS PREFERRED STOCK EXCHANGE AGREEMENT is entered into as of this fifth day of March, 2021 (this "Agreement"), by and between the SELLER listed on Schedule 1.1 (the "SELLER"), which is the shareholder of FF24 Merchant Services GmbH and FF24 Ventures GmbH (referred to jointly and severally as the "Target"), German corporations having their principal offices at Uhlandstr. 165, 10719 Berlin, Germany and the PURCHASER, Standard Vape Corporation, (the "PURCHASER"), a Nevada corporation having its principal place of business at 480 Forest Avenue, #507, Locust Valley, NY 11560.

WHEREAS, the SELLER owns an aggregate of 25,000 shares (the "Target Shares") of each of the Target's common stock, par value 1€ per share of the Target companies constituting 100% of the issued and outstanding common shares of each Target; and

WHEREAS, the PURCHASER desires to acquire from the SELLER, and the SELLER desire to acquire from the PURCHASER, all of the Class D Convertible Preferred Shares (the "Purchased Shares") in exchange for the Target Shares, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the PURCHASER and the SELLER hereby agree as follows:

ARTICLE 1
EXCHANGE AND/OR CANCELLATION OF THE SHARES

Section 1.1 Exchange of the Shares. Subject to the terms and conditions set forth in this Agreement, SELLER agrees to sell, transfer and assign to the PURCHASER and the PURCHASER agrees to purchase from the SELLER the Purchased Shares, for an aggregate purchase price of 100,000 shares of PURCHASER's Class D Convertible Preferred Stock, in the exchange for the Target Shares (the "Purchase Price").

Section 1.2 Allocation of the Shares. The proportion of the Purchased Shares purchased and the Purchase Price to be paid by the PURCHASER is set forth on Schedule 1.1 attached hereto.

Section 1.3 Purchase Price. The Purchase Price shall be payable at closing so long as (a) the conditions precedent set forth in Article 7 hereof have been waived or satisfied in accordance with such article and (b) this Agreement has not been terminated pursuant to Article 8 hereof. Delivery of the Exchanged Shares shall be made not later than ten (10) business days following the Closing.

ARTICLE 2
CLOSING AND DELIVERY

Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Purchased Shares (the "Closing") shall be held on March 10, 2019 (the "Closing Date"). The Closing shall take place at the offices of PURCHASER or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

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Section 2.2 Delivery at Closing. At the Closing:

The SELLER shall transfer to the PURCHASER all ownership interests in the Target Shares, by means in accord with German law and custom, to the PURCHASER, as applicable, and accompanied by, (i) if required by the PURCHASER's transfer agent, an opinion of counsel reasonably acceptable to the PURCHASER and the PURCHASER's transfer agent and (ii) instruments of transfer duly executed by the SELLER in favor of the PURCHASER, with signature guaranteed, and with all requisite documentary or transfer tax stamps affixed, if any; and PURCHASER shall deliver Purchased Shares in the name of the SELLER.

Appropriate Officers of the PURCHASER and SELLER shall delivers Certificates described in Article 7 to the other party.

In addition, SELLER shall pay to PURCHASER or its designee at Closing , the following:

1. $3,500.00 to Airbiscuit Industries, Inc. for pre-payment of access to OTC News Service for the next six months; and
2. $997.00 to Airbiscuit Industries, Inc. for payment of March 2021 Transfer Agent fees;
3. $350.00 to designate the Class D Preferred Stock class in Nevada.

Further, the following documents shall be delivered at Closing, or the PURCHASER, under the signatures of both old and new management as set forth herein after, shall deliver:

1. If not accomplished prior to Closing, any and all documents, deemed by counsel to the Seller and PURCHASER to be necessary or advisable to effect the return of Nano Vape Corporation to its owners prior to March 28, 2018;
2. The spin-off of Neo Virucide, Inc. to the shareholders of the PURCHASER set forth on a Certified Shareholder List obtained from VStock Transfer as at March 5, 2021.
3. Evidence that all Class A Convertible Preferred Stock has been converted and 90% of all shares issued upon conversion of said Class A have been canceled upon the books of the PURCHASER.
4. The resignation of the officers and directors of pre-closing management and the appointment of directors and officers designated by Target.
5. All liabilities have been eliminated through the issuance of not more than 4.79 million shares of common stock and the assumption of debt by Nano Vape Corporation effective at Closing
6. Securities issued before and after closing shall be as set forth in Schedule 2.2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

PURCHASER represents and warrant to the SELLER that:

Section 3.1 Existence and Power. PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. PURCHASER has heretofore delivered to the SELLER true and complete copies of the Certificate of Incorporation, as amended, and By-laws, each as currently in effect.

Section 3.2 Authorization; No Agreements. The execution, delivery and performance by PURCHASER of this Agreement, the performance of its obligations hereunder, and the consummation

of the transactions contemplated hereby are within the PURCHASER's powers. PURCHASER has full legal capacity to execute and deliver this Agreement and perform their obligations hereunder. This Agreement has been duly and validly executed and delivered by the PURCHASER and is a legal, valid and binding obligation of the PURCHASER, enforceable against PURCHASER in accordance with its terms. The execution, delivery and performance by the PURCHASER of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the PURCHASER.

Section 3.3 Capitalization.

(a) The authorized capital stock of the PURCHASER consists of 1,990,000,000 shares of Common Stock, par value $0.0001 per share, of which 463,174,470 shares are issued and outstanding as at December 31, 2020; and 10,000,000 shares of Preferred Stock, par value of $0.0001 per share of which 300,000 shares have been designated as Class A, and of which 92,625 shares are issued and outstanding as at December 31, 2020; 100,000 shares have been designated as Class B, and of which 25,000 shares are issued and outstanding as at December 31, 2020, and 100,000 shares have been designated as Class C, and of which no shares are issued and outstanding as at December 31, 2020. All the issued and outstanding shares of capital stock of the PURCHASER have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All the issued and outstanding shares of capital stock of the PURCHASER have been offered, issued and sold by the PURCHASER in compliance with all applicable federal and state securities laws. No securities of PURCHASER are entitled to preemptive or similar rights, and no person, natural or otherwise ("Person"), has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Common Stock, or contracts, commitments, understandings or arrangements by which PURCHASER is or may become bound to issue additional shares of the Common Stock, or securities or rights convertible or exchangeable into shares of the Common Stock, except as set forth in Section 3.3(b). The issuance and sale of the Shares will not obligate PURCHASER to issue shares of the Common Stock or other securities to any Person (other than the SELLER) and shall not result in a right of any holder of PURCHASER securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of PURCHASER to redeem, purchase or otherwise acquire or issue any capital stock or other securities of PURCHASER. Further, each share of the Class A Preferred Stock is convertible into 2,500 shares of PURCHASER common stock.

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which PURCHASER or SELLER is a party or by which either of them is bound relating to the voting of any shares of the capital stock of PURCHASER or Nano Vape.

(d) The Purchased Shares, when delivered in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable, and the Purchased Shares shall not be subject to any lien, charge, security interest or other encumbrance or preemptive or other similar right.

Section 3.4 Subsidiary. PURCHASER's only subsidiaries are 1) the Standard Tobacco PURCHASER of Pennsylvania, Ltd., a Nevada corporation (the "SToP"), which PURCHASER

wholly owns; 2) Nano Vape Corporation, a Wyoming corporation, is also wholly owned by the PURCHASER and 3) Neo Virucide, Inc, a Wyoming corporation is also wholly owned by the PURCHASER. All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require PURCHASER or its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of its Subsidiaries or that could require the Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Subsidiaries. PURCHASER and its Subsidiaries do not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability PURCHASER, joint venture or other non-corporate business enterprise. The Subsidiaries are in compliance with all applicable statutes, laws and regulations, including rules and regulations of the Securities and Exchange Commission (the "Commission").

Section 3.5 Financial Statements.

(a) SEC Reports; Financial Statements. PURCHASER is not required to report under the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The financial statements of the PURCHASER supplied to SELLER comply in all material respects with applicable accounting requirements. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the PURCHASER and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(b) PURCHASER has been engaged in continuous business activity since 2008, has engaged in the resale of pipe tobacco and collection of trademark royalties via SToP since at least October 22, 2014 until March 28, 2018, and has been in the business of developing technology related to nitric oxide and vaping technology since March 28, 2018.

(c) Since the date of the financial statements for the period ended December 31, 2020, (i) there has been no event, occurrence or development that has had or that could result in a material adverse effect on (x) the condition (financial or otherwise), assets, liabilities or properties of the PURCHASER or (y) on the timely consummation of the transactions contemplated hereby; (ii) the PURCHASER has not incurred any liabilities (contingent or otherwise) or amended any material term of any outstanding security; (iii) the PURCHASER has not altered its method of accounting or the identity of its auditors; (iv) the PURCHASER has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the PURCHASER has not issued any equity securities to any officer, director or Affiliate (as defined below); (vi) the PURCHASER has not made any loan, advance or capital contributions to or investment in any Person; (vii) the PURCHASER has not entered into any transaction or commitment made, or any contract or agreement entered into, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on any assets) or any relinquishment by PURCHASER of any contract or other right, except that the Subsidiary intends to sell its trademarks which constitute substantially all of its assets; (viii) the PURCHASER has not granted any severance or termination pay to any current or former director,

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officer or employee of PURCHASER, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of PURCHASER; (ix) the PURCHASER has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of PURCHASER; (x) the PURCHASER has not increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of PURCHASER; (xi) the PURCHASER has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to PURCHASER or entered into any transaction by the PURCHASER not in the ordinary course of business.

Section 3.6 No Liabilities or Debts. There are no liabilities or debts of PURCHASER of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt, except as set forth in Schedule 3.6.

Section 3.7 Litigation. There is no (a) action, suit, investigation, audit or proceeding pending against, or, to the best knowledge of the SELLER and PURCHASER, threatened or contemplated against or affecting PURCHASER or any of its assets or properties before or by any court or arbitrator or any governmental body, agency or official or (b) injunction, outstanding judgment, restraining order, decree or other order of any nature to which the PURCHASER is or may be subject or to which the business, assets or property of the PURCHASER is or may be subject. Neither the PURCHASER, nor any officer, key employee or 5% or more stockholder, including the SELLER, of the PURCHASER, in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency.

Section 3.8 Taxes. (a) PURCHASER has (i) duly filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, including with respect to the Subsidiary, for all tax years from 2009 through 2018 (state and Federal returns for 2019 and 2020 are being prepared, will show no tax to be due and will be filed prior to closing), and all such duly filed tax returns are true, correct and complete in all material respects in relation to any and all applicable taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of PURCHASER. PURCHASER has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by PURCHASER with respect to any tax returns. PURCHASER has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.

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PURCHASER has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.9 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of the knowledge of the PURCHASER, the PURCHASER is not subject to compliance with the requirements of the Sarbanes-Oxley Act of 2002. The PURCHASER does maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.10 Solvency; Indebtedness. Based on the financial condition of the PURCHASER as of the Closing Date: (i) the fair saleable value of the PURCHASER's assets equals or exceeds the amount that will be required to be paid on or in respect of the PURCHASER's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the PURCHASER's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted; and (iii) the current cash flow of the PURCHASER, together with the proceeds the PURCHASER would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The PURCHASER does not intend to incur debts beyond its ability to pay such debts as they mature. The PURCHASER has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The OTCMarkets Reports set forth as of the dates thereof all outstanding secured and unsecured indebtedness of the PURCHASER, or for which the PURCHASER has commitments. The PURCHASER is not in default with respect to any indebtedness.

Section 3.11 No Brokers. No brokerage or finder's fees or commissions are or will be payable by the PURCHASER to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and the PURCHASER has not taken any action that would cause the PURCHASER to be liable for any such fees or commissions. The PURCHASER and SELLER agree that the PURCHASER shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section 3.11, and SELLER shall indemnify and hold the PURCHASER and the PURCHASER harmless from any fees, costs or liabilities of any kind incurred by the PURCHASER or the PURCHASER in connection therewith.

Section 3.12 Disclosure. The PURCHASER confirms that neither it nor any other Person acting on its behalf has provided any of the PURCHASER or its agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the PURCHASER, except for the disposition of the assets of the Subsidiary for fair market value. The PURCHASER understands and confirms that the SELLER will rely on the foregoing representations in effecting any transactions in securities of the PURCHASER. All disclosure provided by the PURCHASER regarding the PURCHASER, its business and the transactions contemplated hereby, furnished by or on behalf of the PURCHASER with respect to the representations and warranties made herein, are true and correct with respect to such representations and warranties and do not contain any untrue statement

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of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The SELLER acknowledges and agree that the PURCHASER has not made, nor is the PURCHASER making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.13 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the PURCHASER to arise, between the accountants and lawyers formerly or presently employed by the PURCHASER, and the PURCHASER is current with respect to any fees owed to its accountants and lawyers.

Section 3.14 No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the PURCHASER's Certificate or Articles of Incorporation, By-laws or other organizational or charter documents; (ii) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a PURCHASER debt or otherwise) or other understanding to which the PURCHASER is a party or by which any property or asset of the PURCHASER is bound or affected; and (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the PURCHASER is subject (including federal and state securities laws and regulations), or by which any property or asset of the PURCHASER is bound or affected.

Section 3.15 Filings, Consents and Approvals. Neither the SELLER nor the PURCHASER is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement, except to obtain shareholder approvals prior to Closing.

Section 3.16 Compliance. The PURCHASER (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the PURCHASER under), nor has the PURCHASER received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, except that certain convertible promissory notes are in default as noted in the OTCMarkets Reports.

Section 3.17 Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the PURCHASER and, to the knowledge of the SELLER, no (a) Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the PURCHASER (an "Affiliate") or (b) director, officer or employee of the PURCHASER is presently a party to any transaction with the PURCHASER (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such

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employee or, to the knowledge of the PURCHASER, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.18 Assets. Except as set forth in the OTCMarkets reports, the PURCHASER has no assets, including, without limitation, goodwill, assets, real property, tangible personal property, intangible personal property, rights and benefits under contracts and cash. All PURCHASER leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). As set forth in Section 2.2, post-closing all assets shall be divested through rescission, spin-off or dissolution of the three subsidiaries which contain all or substantially all of the assets of the PURCHASER prior to closing, including all intellectual property.

Section 3.19 Investment Company/Investment Advisor. The business of the PURCHASER does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

Section 3.20 Environmental Matters. The PURCHASER has complied with all applicable statutes, laws and regulations relating to the environment. There is no related pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any governmental entity.

Section 3.21 Informed Decision. SELLER is aware of the PURCHASER's business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

Section 3.22 Future Listing. PURCHASER is not aware of any facts or circumstances that would prevent the Common Stock from being approved for listing on the OTC market in the United States.

Section 3.23 Blue Sky. The SELLER and the PURCHASER have obtained all necessary permits and qualifications, if any, or secured an exception therefor, required for the offer and sale of the Purchased Shares.

Section 3.24 Directors. Upon closing, Mel Ehrlich AND John Fruhmann shall resign as officers and directors of the PURCHASER board of directors. Armin Dartsch shall be appointed as a director prior to said resignations.

Section 3.25 Notice of Developments. Prior to the Closing, the PURCHASER shall promptly notify the SELLER in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any breach of a representation or warranty or covenant of the PURCHASER in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of the PURCHASER in this Agreement untrue or incorrect in any respect. Such notification shall not affect or otherwise limit the SELLER's right to enforce the terms of this Agreement hereto as they existed on the date hereof, without considering such notification.

Section 3.26 *Bona Fide* Services. The SELLER and PURCHASER confirm that the *bona fide* services described in Section 7.1(k) hereof do not include or relate in any way whatsoever to stock promotion or capital-raising activity by or concerning the SELLER or the PURCHASER.

Section 3.26 *Bona Fide* Services. The SELLER and PURCHASER confirm that the *bona fide* services described in Section 7.1(k) hereof do not include or relate in any way whatsoever to stock promotion or capital-raising activity by or concerning the SELLER or the PURCHASER.

Section 3.27 Investment Purpose. The PURCHASER represents that it is purchasing the Target Shares for its own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws. The Purchased Shares delivered to the SELLER shall bear a restrictive legend indicating that they have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act and the Target Shares delivered to the PURCHASER shall also be restricted as control shares.

Section 3.28 Investment Experience. The PURCHASER has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

Section 3.29 Opportunity to Ask Questions. The PURCHASER has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers. The PURCHASER has been given the opportunity to ask questions of and receive answers from SELLER concerning the terms and conditions of this Agreement and to obtain such additional written information about Target to the extent SELLER possesses such information or can acquire it without unreasonable effort or expense. Notwithstanding the foregoing, the PURCHASER has had the opportunity to conduct its own independent investigation.

ARTICLE 4
REPRESENTATIONS OF THE SELLER

The SELLER represents and warrants, solely as to itself, to the PURCHASER, as follows:

Section 4.1 Execution and Delivery. The execution, delivery and performance by the SELLER' execution and delivery of this Agreement is within such SELLER' powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the SELLER.

Section 4.2 Binding Effect. This Agreement, when executed and delivered by the SELLER shall be irrevocable and will constitute the legal, valid and binding obligations of the SELLER enforceable against the SELLER in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE 5
COVENANTS OF THE TARGET CORPORATION

Section 5.1 Public Company Status. The TARGET is not publicly traded.

ARTICLE 6
COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 6.1 Public Announcements. The SELLER and the PURCHASER shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable statutes, laws and regulations, including rules and regulations of the Commission, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties. To that end the parties selected by the SELLER to review such releases or public statements shall be Armin Dartsch and for PURCHASER it shall be John Fruhmann.

Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority relating to the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 or Section 4 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.3 Access to Information. Following the date of this Agreement, until consummation of all transactions contemplated hereby, the SELLER and the PURCHASER shall give to the PURCHASER, its counsel, financial advisers, auditors and other authorized representatives reasonable access to their offices, properties, books and records, financial and other data and information as the PURCHASER and its respective representatives may reasonably request.

Section 6.4 PURCHASER's Business. PURCHASER will not, without the prior written consent of the SELLER, except as set forth herein, (i) make any material change in the type or nature of its business, or its operations, (ii) create or suffer to exist any debt, other than that currently shown in the OTC Markets Reports, (iii) issue any capital stock or (iv) enter into any new agreements of any kind (other than those contemplated by this Agreement) or undertake any new obligations or liabilities.

Section 6.5 Indemnification. The PURCHASER indemnifies and holds harmless the PURCHASER and SELLER for all liability, including all reasonable attorneys' fees, that arises as a proximate result of any material inaccuracy or misrepresentation in, or breach of, any representation, warranty, covenant or agreement made by the PURCHASER in this Agreement. The SELLER and the PURCHASER indemnify and hold harmless the PURCHASER for all liability, including all reasonable attorneys' fees, that arises as a proximate result of any material inaccuracy or

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misrepresentation in, a breach of, any representation, warranty, covenant or agreement made by the SELLER or the PURCHASER in this Agreement.

Section 6.6 Reasonable Efforts. Each party agrees to use with all due dispatch its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other parties regarding the foregoing. Each party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be reasonable to comply, and in compliance with the representations, warranties, covenants and agreements contained in this Agreement.

Section 6.7 Cooperation. If any investigation, inquiry, lawsuit, administrative proceeding or any other proceeding is commenced with respect to the PURCHASER, the SELLER shall fully cooperate with and provide all applicable documents to the PURCHASER immediately upon request of the PURCHASER.

Section 6.8 Actions to be Delayed or Avoided. SELLER and PURCHASER shall not undertake any reverse split of PURCHASER'S common stock during such time as the bleed out undertakings from the shareholders of the PURCHASER remain in effect, not to exceed fifteen months from the Closing.

ARTICLE 7
CONDITIONS PRECEDENT

Section 7.1 Conditions of Obligations of the PURCHASER. The obligations of the PURCHASER are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the SELLER:

(a) Representations and Warranties. Each of the representations and warranties of the PURCHASER set forth in this Agreement shall be true and correct in all material respects as of (1) the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date), and (2) the Closing Date, as though made on and as of all such dates.

(b) Compliance Certificate. The President of PURCHASER shall deliver to the SELLER at the Closing a certificate certifying: (i) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the PURCHASER since the date of this Agreement; (ii) that attached thereto is a true and complete copy of PURCHASER's Certificate of Incorporation, as amended, as in effect at the Closing; (iii) that attached thereto is a true and complete copy of its By-laws, as in effect at the Closing; and (iv) each of the representations and warranties of the SELLER and the PURCHASER set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(c) Good Standing Certificates. The PURCHASER shall have furnished the PURCHASER with good standing and existence certificates for PURCHASER in its jurisdiction of formation and such other jurisdictions as the PURCHASER reasonably requests.

(d) Certified List of Record Holders. The PURCHASER shall have received a certified list dated as of a date within two (2) days prior to the Closing Date from PURCHASER of the holders of record of the Common Stock.

(e) PURCHASER Minutes and Releases. The SELLER shall have received at least two (2) days prior to the Closing Date executed copies of (i) all minutes, consents and resolutions of the PURCHASER (for meetings of or by stockholders and directors of the PURCHASER), and, in form and substance reasonably satisfactory to the SELLER.

(f) Amended OTC Markets Reports. The PURCHASER shall have filed the following amended OTC Markets Reports:

NONE.

(g) Board of Directors Resolutions. The SELLER shall have received executed resolutions of the Board of Directors of PURCHASER approving the transactions contemplated and SELLER shall have received the resignation of the current director.

(h) Performance. The PURCHASER shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(i) Filing of Reports. The PURCHASER will, for so long as it is required to, make timely filing of such reports as are required to be filed by it with the OTCMarkets.

Section 7.2 Conditions of Obligations of the SELLER. The obligations of the SELLER to perfect the sale of the Shares are subject to the following conditions, any or all of which may be waived in whole or in part by the PURCHASER:

(a) Representations and Warranties. Each of the representations and warranties of the SELLER set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b) Compliance Certificate. An authorized officer of the SELLER shall deliver to the PURCHASER at the Closing a certificate certifying each of the representations and warranties of such SELLER set forth in this Agreement are true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(c) Performance. The SELLER shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

ARTICLE 8
TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the purchase and sale of the Shares may be abandoned at any time prior to the Closing:

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(a) by mutual written consent of the parties hereto;

(b) by either the SELLER or the PURCHASER if the Closing shall not have occurred on or before the Effective Date (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

(c) by the PURCHASER if (i) the SELLER or the PURCHASER shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by the SELLER or the PURCHASER; or (ii) any representations and warranties of SELLER or the PURCHASER contained in this Agreement shall not have been true when made or on and as of the Closing Date as if made on and as of Closing Date (except to the extent it relates to a particular date); or

(d) by the SELLER if (i) the PURCHASER shall have failed to comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it; or (ii) any representations and warranties of the PURCHASER contained in this Agreement shall not have been true when made or on and as of the Closing Date.

Section 8.2 Effect of Failure to Consummate the Merger. The parties agree that all the Purchased Shares will be deemed sold and the transactions contemplated hereby consummated upon the Closing and delivery of the Purchased Shares.

Section 8.3 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.3 shall relieve any party from liability for any breach of this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to the PURCHASER: John Fruhmann
4664 Susan Drive
Bethlehem, PA 18017

With a copy to: Roger L. Fidler, Esq.
1522 Gardner Drive
Lutz, FL 33559
Telephone: (201) 220-8734
Facsimile: (201) 464-7943
Email: rfidler0099@aol.com

If to SELLER: Fast Finance 24 Holdings AG
Uhlandstr. 165

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10719 Berlin, Germany
Tel: +49 30 7262 1571
Email: adartsch@ff24.com

With a copy to: Roger L. Fidler, Esq.
1522 Gardner Drive
Lutz, FL 33559
Telephone: (201) 220-8734
Facsimile: (201) 464-7943
Email: rfidler0099@aol.com

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or confirmed facsimile transmission or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.2 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the SELLER and the PURCHASER; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3 Fees and Expenses. Each of the SELLER and the PURCHASER shall bear all costs and expenses incurred by them regarding this Agreement, and the PURCHASER shall bear no expenses in connection with the transaction anticipated hereby.

Section 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the corporation laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

Section 9.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction located in Berlin, Germany, and each of the parties hereto consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying

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of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1. shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and these signatures may be made by electronic means, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when sufficient shareholders of the SELLER and PURCHASER, constituting not less than two-thirds 67% of the votes cast by voting securities of SELLER and PURCHASER, respectively, have voted to approve the transactions contemplated herein. Each party hereto shall receive counterparts hereof signed by all of the other parties as soon as practical after Closing. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 9.8 Entire Agreement. This Agreement and the attached Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 9.9 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with its terms, and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Survival. The representations and warranties contained in this Agreement shall survive the Closing and delivery of the Shares only as against SELLER and notwithstanding any provision to the contrary contained in this Agreement, upon and after the Closing, any claim by PURCHASER for a breach of any representation or warranty of SELLER or the PURCHASER contained in this Agreement may be made only against SELLER and SELLER shall have no claim against the PURCHASER for any such breach.

IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

THE SELLER

FAST FINANCE 24 HOLDINGS A.G.

Fast Finance 24 Holding AG
Uhlandstraße 165/166
10719 Berlin
Tel.: +49 30-72621234-4
Fax: +49 30-72621234-1

BY: ______________________
Andreas Garke
Chief Executive Officer

THE PURCHASER

BY: ______________________
John Fruhmann
President

Sworn and subscribed before me this

18 day of October 2021

______________________ Notary Public

Commonwealth of Pennsylvania - Notary Seal
Donna M Mignon, Notary Public
Lehigh County
My commission expires October 03, 2022
Commission number 1340225

SCHEDULE 1.1

Fast Finance 24 Holding AG
Uhlandstr. 165
10719 Berlin, Germany
Tel: +49 30 7262 1571
Email: adartsch@ff24.com

SCHEDULE 2.2

Capital Stock Outstanding

		As at 12/31/2020	At Closing
Common Stock		461,174,470	137,956,970*
Pref Class A		92,625	
	Conversion	231,562,500	0
Pref Class B		25,000	
	Conversion	250,000	0
Pref	Class D		100,000
	Conversion		1,241,600,000 (Conversion Ratio 12,416 to 1)
	TOTAL COMMON		---------1,379,556,970

*Obligations exist to issue up to 350,000 shares of common stock to the Scientific Advisory Board members which are in addition to the shares shown as issued and outstanding, These issuances will be finalized prior to the Closing and the number of shares issued will be disclosed to Seller prior to Closing.

SCHEDULE 3.6

Liabilities

As at 12/31/2020 in USD		Disposition
Miscellaneous Expense Payments	1,290.00	Assumed by Nano Vape
Russell Brennan	3,000.00	Stock to be Issued
Law Offices of Roger Fidler	236,937.50	Stock to be Issued
Airbiscuit Industries, Inc	51,535.67	Stock to be Issued
Daniel Fisher	3,500.00	Assumed by Nano Vape
Mel Ehrlich	51,317.76	Assumed by Nano Vape
John Della Donna	21,000.00	Stock to be Issued
Ellenoff Grossman & Schole LLP	50,000.00	Assumed by Nano Vape

As at Closing
$0.00

Assets:

As at 12/31/2020	Disposition
1) All issued and outstanding shares of Nano Vape Corporation	Returned to prior owners-10% SVAP common shares retained

2) All issued and outstanding shares of Standard Tobacco Company of Pennsylvania, Ltd.	To be dissolved after closing
3) All issued and outstanding shares of Neo Virucide, Inc.	To be spun off after 3/31/2021

SCHEDULE 3.6 (CONTINUED)
Assets
As at Closing*

1) All issued and outstanding shares of Nano Vape Corporation
2) All issued and outstanding shares of Standard Tobacco Company of Pennsylvania, Ltd.
3) All issued and outstanding shares of Neo Virucide, Inc.

The assets will be divested following the end of the first calendar quarter so no issues result from the premature divestiture of assets for purposes of Rule 144(i).

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ADDENDUM I

UNDERTAKING

Fast Finance 24 Holding AG by and through the undersigned, representing Fast Finance 24 Holding AG ("Transferor"), hereby undertake to make the transfer of ownership of FF24 Merchant Services GmbH and FF24 Ventures GmbH (referred to jointly and severally as the "Target") to Standard Vape Corporation ("Purchaser" or "Transferee") by the share transfer deed in prescribed form, notarised, attested and with notarised, attested and apostilled supporting documents in relation to the Purchaser by lodging directly with the administrative court in Amtsgericht Berlin-Charlottenburg of which the regional Commercial Registry is a division promptly after the Closing of the transactions contemplated in the SEA. On receipt of notarised, attested deed and, if overseas transferees are involved, apostilled supporting documents, the court will inscribe the name of the Purchaser in substitution for the name of the transferor in the Commercial Register, thus effecting the change of ownership to be inscribed accordingly in the Handelsregister. The undersigned represent and warrant that the change of ownership then becomes a matter of public record. A certified copy of the transferring documents from the notary public who notarised the documents lodged with the court will then be placed into the records of the Purchaser promptly after the transfer.

This Undertaking has made this __ day March, 2021, by Fast Finance 24 Holding AG with due authorization of its Board of Directors.

FAST FINANCE 24 HOLDING AG

BY: ____________________
Armin Dartsch
Chairman, Board of
Directors

BY: ____________________
Andreas Garke
Chief Executive Officer

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UNDERTAKING

Fast Finance 24 Holding AG by and through the undersigned, representing Fast Finance 24 Holding AG ("Transferor"), hereby undertake to make the transfer of ownership of FF24 Merchant Services GmbH and FF24 Ventures GmbH (referred to jointly and severally as the "Target") to Standard Vape Corporation ("Purchaser" or "Transferee") by the share transfer deed in prescribed form, notarised, attested and with notarised, attested and apostilled supporting documents in relation to the Purchaser by lodging directly with the administrative court in Amtsgericht Berlin-Charlottenburg of which the regional Commercial Registry is a division promptly after the Closing of the transactions contemplated in the SEA. On receipt of notarised, attested deed and, if overseas transferees are involved, apostilled supporting documents, the court will inscribe the name of the Purchaser in substitution for the name of the transferor in the Commercial Register, thus effecting the change of ownership to be inscribed accordingly in the Handelsregister. The undersigned represent and warrant that the change of ownership then becomes a matter of public record. A certified copy of the transferring documents from the notary public who notarised the documents lodged with the court will then be placed into the records of the Purchaser promptly after the transfer.

This Undertaking has made this 5th day March, 2021, by Fast Finance 24 Holding AG with due authorization of its Board of Directors.

FAST FINANCE 24 HOLDING AG

Fast Finance 24 Holding AG
Uhlandstraße 165/166
10719 Berlin
Tel.: +49 30-72621234-4
Fax: +49 30-72621234-1

BY: ______________________
Armin Dartsch
Chairman, Board of Directors

Fast Finance 24 Holding AG
Uhlandstraße 165/166
10719 Berlin
Tel.: +49 30-72621234-4
Fax: +49 30-72621234-1

BY: ______________________
Andreas Garke
Chief Executive Officer